Exhibit 5.1

Allen & Overy LLP
1221 Avenue of the Americas
WillScot Corporation	New York NY 10020
901 S. Bond Street, Suite 600
Baltimore, Maryland 21231	Tel	212 610 6300
	Fax	212 610 6399

July 30, 2018

Ladies and Gentlemen:

We have acted as counsel to WillScot Corporation, a Delaware corporation (the “Company”), in connection with: (a) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of: (i) the Company’s Registration Statement on Form S-3 (File No. 333-223715) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 16, 2018, (ii) the Company’s Prospectus, dated April 3, 2018, forming part of the Registration Statement (the “Base Prospectus”), (iii) the Company’s Prospectus Supplement, dated July 24, 2018 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) pursuant to Rule 424(b) under the Securities Act, and (b) the issuance and sale by the Company of an aggregate of 8,000,000 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated July 25, 2018 (the “Underwriting Agreement”), among the Company, Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”). Capitalized terms defined in Underwriting Agreement used herein and not otherwise defined herein, shall have the meanings given to them in the Underwriting Agreement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

i.                  the Registration Statement;

ii.               the Base Prospectus;

iii.            the Prospectus Supplement;

iv.           a specimen certificate representing the shares of Common Stock;

v.              the Underwriting Agreement;

vi.           the Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement;

vii.        the By-laws of the Company filed as Exhibit 3.3 to the Registration Statement;

viii.     the resolutions adopted by the Company’s board of directors (the “Board”) on July 23, 2018 and the pricing committee of the Board on July 25, 2018; and

ix.           such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

For purposes of this opinion letter, we have reviewed such documents and made such other investigation as we have deemed appropriate. As to certain matters of fact material to the opinions expressed, we have relied on the representations and statements of fact made in the Underwriting Agreement, certificates of public officials and officers’ certificates and documents provided by the Underwriters and others. We have not independently verified or established the facts so relied on.

In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and subject to compliance with applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on July 27, 2018 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is given for the sole benefit of the persons to whom the opinion letter is addressed. This opinion letter is being delivered to you in connection with the transaction described in the Underwriting Agreement and may not be relied on by you for any other purpose. This opinion letter may not be relied on by any other person without our prior written consent.

Very truly yours,

/s/ Allen & Overy LLP
Allen & Overy LLP